UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 27, 2018

BABCOCK & WILCOX ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-36876	47-2783641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 SOUTH VAN BUREN AVENUE BARBERTON, OHIO	44203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(330) 753-4511

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01               Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 27, 2018, Babcock & Wilcox Enterprises, Inc. (the “Company”) received a written notice (the “Notice”) from NYSE Regulation, Inc. that it is not in compliance with the continued listing standards set forth in Section 802.01C of the Listed Company Manual of the New York Stock Exchange, Inc. (“NYSE”). Such noncompliance is based on the average closing price of the Company’s common stock being less than $1.00 per share over a period of 30 consecutive trading days. The Company intends to provide the NYSE with the required response within 10 business days of its receipt of the Notice, stating its intent to cure this deficiency.

In accordance with Section 802.01C, the Company has six months from the date of receipt of the Notice to achieve compliance with the continued listing standards of Section 802.01C. The Company can regain compliance with the minimum per share average closing price standard at any time during the six-month cure period if, on the last trading day of any calendar month during the cure period, the Company has (i) a closing share price of at least $1.00 and (ii) an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month.
The Company’s common stock will continue to be listed and traded on the NYSE during this six-month cure period, subject to the Company’s compliance with the NYSE’s other applicable continued listing standards, under the symbol “BW,” but will be assigned a “.BC” indicator by the NYSE to signify that the Company is not currently in compliance with the NYSE’s continued listing standards.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BABCOCK & WILCOX ENTERPRISES, INC.

November 30, 2018	By:	/s/ J. André Hall
J. André Hall
Senior Vice President, General Counsel and Corporate Secretary